UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2025, Archer-Daniels-Midland Company (the “Company”) announced that the Board of Directors of the Company has appointed Carrie Nichol to serve as the Company’s Vice President and Chief Accounting Officer, effective March 1, 2025. Ms. Nichol will succeed Molly Strader Fruit, the Company’s current Vice President and Corporate Controller. Ms. Strader Fruit will be transitioning into the role of Vice President, Total Rewards and HR Operations at the Company, also effective March 1, 2025, and will assist Ms. Nichol in her transition into the Chief Accounting Officer role.

Ms. Nichol, age 45, most recently served as Senior Vice President, Chief Accounting Officer and Global Process Leader of Cargill since June 2024, and prior to that served as Vice President, Finance and Controller of Cargill beginning in December 2021. Prior to Cargill, she served as Vice President, Controller and Chief Accounting Officer at Zimmer Biomet Holdings, Inc. from October 2019 to November 2021. Ms. Nichol began her career in public accounting with KPMG.

There are no arrangements or understandings between Ms. Nichol and any other persons pursuant to which Ms. Nichol was selected as an officer of the Company, Ms. Nichol has no family relationships with any of the Company’s directors or executive officers, and Ms. Nichol is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Ms. Nichol has accepted a written offer letter from the Company establishing her compensation as the Company’s Vice President and Chief Accounting Officer. Pursuant to the offer letter, Ms. Nichol’s initial compensation will consist of the following:

•	an initial annual base salary of $550,000;

•	participation in the Company’s annual cash incentive plan for 2025, with a target annual bonus opportunity of $500,000;

•

an annual equity award with an approximate target grant date value of $1,315,000, granted within the first 30 days of her employment, in the form of 60% performance stock units (“PSUs”) with the same terms as the Company’s annual 2025 PSU awards for other executive officers, and 40% restricted stock units (“RSUs”), vesting one-third each year over a three-year period on the grant date anniversary;

•

one-time make-whole cash payments, consisting of $796,000 to be paid within 30 days of Ms. Nichol’s start date and $585,000 to be paid within 30 days of the one-year anniversary of her start date; in both cases, subject to full repayment for a termination, other than a position elimination or reduction in force, within two years of receipt of the payments;

•

a one-time make-whole award, intended to replace the unvested equity awards that Ms. Nichol will forfeit from her prior employer to join the Company, with an approximate grant date value of $980,000, granted in the form of RSUs within the first 30 days of employment, vesting 50% on each of the first two anniversaries of the grant date; and

•	relocation benefits under the Company’s relocation policy and participation in employee benefit plans and programs.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2025, the Company issued a press release announcing the appointment of Ms. Nichol. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

99.1	Press Release dated January 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: January 29, 2025	By	/s/ R.B. Jones
R. B. Jones
Senior Vice President, General Counsel and Corporate Secretary